(m)(3)(iii)

AMENDED SCHEDULE 2

with respect to

VOYA SERIES FUND, INC.

THIRD AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Name of Funds

Voya Mid Cap Research Enhanced Index Fund

Date last updated: November 17, 2016